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                                                                   EXHIBIT 3.1.5

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          WESTLAKE CHEMICAL CORPORATION

         Westlake Chemical Corporation ("Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the Corporation, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation such that Article XI of the Company's Certificate of Incorporation, as amended, relating to indemnification of directors and officers be deleted and replaced with the text set forth as follows:

                                   ARTICLE XI

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including each subsidiary of the Corporation, and also including service with respect to an employee benefit plan (collectively, "related entities") (such person, hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

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         (b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in paragraph (a) of this Section, an indemnitee shall also have the right to be paid by the Corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that: (i) each counsel engaged by such indemnitee shall be reasonably acceptable to the Corporation; (ii) if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise; and (iii) if the Corporation shall have advanced expenses to a director or officer pursuant to the foregoing, then, subject to paragraph (c) below, if such person brings a claim, suit, or other proceeding against the Corporation and/or its related entities and/or their directors and/or officers with respect to any matter directly or indirectly arising from, related to, or connected with the subject-matter of the indemnity, such person shall be obligated to reimburse the Corporation for such advanced expenses and to forego the right to receive any further advancement of expenses as long as such claim, suit, or other proceeding is being pursued. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         (c) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including

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its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

         (d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or directors or otherwise.

         (e) Insurance. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (f) "Officer". For the purpose of the foregoing paragraphs (a) through
(e), the word "officer" shall mean the president, the treasurer, the secretary, and each vice president of the Corporation and each of its related entities (and all variants of the preceding positions such as assistant treasurer, assistant secretary, senior vice president, and similar modifications), in each case elected or appointed pursuant to proper corporate authority, and each other person designated by the President of the Corporation from time to time as constituting an "officer" for the purpose of such paragraphs.

         SECOND, That in lieu of a meeting and vote of stockholders, the sole stockholder of all outstanding stock entitled to vote thereon has given written consent to the above amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware, and said written consent has been filed with the Corporation.

         THIRD, That said amendment was duly adopted in accordance with the provisions of Sections 141, 216, 228, and 242 of the General Corporation Law of the State of Delaware.

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         FOURTH, That the capital of the corporation will not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, Westlake Chemical Corporation has caused this certificate to be signed by its President and attested by its Assistant Secretary, this 19th day of January, 2004.

                                        WESTLAKE CHEMICAL CORPORATION

                                        By:             /s/
                                           -------------------------------------
                                                      Albert Chao, President



ATTEST:

By:                        /s/
   -----------------------------------------
                Louis B. Trenchard III
                Assistant Secretary

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